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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                        ________________________________


                                    FORM 8-K



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                        SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported)   11 May 1994




                       Air Products and Chemicals, Inc.
               (Exact name of registrant as specified in charter)



           Delaware                        1-4534                                  23-1274455
- - ----------------------------             ------------                           ----------------
(State or other jurisdiction             (Commission                             (IRS employer
      of incorporation)                  file number)                          identification no.)



7201 Hamilton Boulevard, Allentown, Pennsylvania                                  18195-1501
- - ------------------------------------------------                                  ----------
        (Address of principal executive offices)                                  (Zip Code)



Registrant's telephone number, including area code  215-481-4911
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Item 5. Other Events.
         The Registrant announced today that it will take an after-tax charge of $60 million to reflect the adoption of mark-to-market accounting for certain interest rate swap contracts that the company entered into during the first fiscal quarter of its debt management program.
         This action follows an extensive review the company conducted of its interest rate swap contracts, including five that contain leverage features. As part of this review and in consultation with the company's auditors, Arthur Andersen & Co., Air Products has concluded that mark-to-market accounting is more consistent with the nature of these five contracts. Air Products will continue to utilize hedge accounting for its other interest rate swap contracts.
         The $60 million after-tax charge will reduce reported net income of $73 million, or 65 cents per share to $13 million, or 12 cents per share, for the quarter ended March 31, 1994. The loss being recognized for accounting purposes is the present value of the future cash flows associated with these swap transactions and is based on the interest rate environment at the end of the quarter.
         Gerald A. White, Air Products' Chief Financial Officer, stated "Air Products has successfully used interest rate swap contracts for a number of years to manage the risk profile and reduce the interest cost of its $1.3 billion debt portfolio. While the contracts that resulted in the charge against earnings were sensitive to significant interest rate movements, these contracts were not undertaken for speculative purposes. Going





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forward, we will manage these swaps to minimize future cash and earnings impact. However, in the near term, we do expect mark-to-market earnings gains or losses."
    Air Products Chairman H.A. Wagner stated, "Five leveraged interest rate swap contracts were executed, each unacceptable and inconsistent with our conservative approach to managing our debt portfolio. Our financial management policies have not changed, and we have taken the necessary actions to ensure that similar transactions will not be repeated. As we have done for decades, we will continue to expand the value of our company by taking prudent risks related to the technical, commercial, and financial aspects of our company's businesses. Our financial position remains strong, and the outlook for continued growth is unimpaired and solid."



                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        Air Products and Chemicals, Inc.
                                        --------------------------------------
                                                 (Registrant)



Dated:  May 11, 1994                  By:     /s/ Gerald A. White
                                           -----------------------------------
                                                    Gerald A. White
                                            Senior Vice President - Finance





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